Exhibit 4.1

PREPARED BY AND AFTER

RECORDING RETURN TO:

Jami L. Brodey

Goldberg Kohn Ltd.

55 East Monroe Street

Suite 3300

Chicago, Illinois 60603

(312) 201-4000

FIRST AMENDMENT TO

MORTGAGE AND ASSIGNMENT OF RENTS AND LEASES

(Cook County, Illinois)

THIS FIRST AMENDMENT TO MORTGAGE AND ASSIGNMENT OF RENTS AND LEASES (“Amendment”), dated as of May 10, 2011, is made and executed by and between MATERIAL SCIENCES CORPORATION, a Delaware corporation (“Mortgagor”), and JPMORGAN CHASE BANK, N.A., a national banking association (“Lender”).

RECITALS

A. Pursuant to a certain Credit Agreement dated as of May 12, 2008, as heretofore amended (said Credit Agreement, together with all amendments, supplements, modifications and replacements thereof, being hereinafter referred to as the “Credit Agreement”), by and among Borrower, Lender and the other Loan Parties party thereto, Lender agreed to make a revolving loan to Borrower in an aggregate amount of $15,000,000 (the “Loan”). The Loan is secured by, among other things, (i) a certain Mortgage dated as of May 12, 2008 made by Mortgagor in favor of Lender and recorded on May 19, 2008 with the Recorder of Deeds of Cook County, Illinois as Document No. 0814022076 (the “Mortgage”) and (b) a certain Assignment of Rents and Leases dated as of May 12, 2008 made by Mortgagor in favor of Lender and recorded on May 19, 2008 with the Recorder of Deeds of Cook County, Illinois as Document No. 0814022077 (the “Assignment of Leases”). A legal description of the real estate encumbered by the Mortgage and the Assignment of Leases is attached hereto as Exhibit A. Pursuant to a certain Second Amendment to Credit Agreement dated as of April 12, 2010, the amount of the Loan was decreased to $7,500,000.

B. Concurrently herewith the Credit Agreement is being amended by a certain Fourth Amendment to Credit Agreement dated of even date herewith, to amend certain terms of the Loan (as amended the “Amended Loan”), including an extension of the maturity date of the Amended Loan to May 13, 2013.

C. The parties hereto now wish to amend the Mortgage and the Assignment of Leases to reflect the Amended Loan and to give record notice of the extension of the maturity date.

AGREEMENTS

1. The Recitals hereto are hereby incorporated by reference into the Mortgage and Assignment of Leases.

2. The Mortgage and the Assignment of Leases are hereby amended to secure the Amended Loan. The maximum aggregate principal amount of the Amended Loan is $7,500,000.

3. All references in the Mortgage and the Assignment of Leases to the “Note” shall include any one or more notes evidencing all or any portion of the Amended Loan, together with any renewals or replacements thereof.

4. The Mortgage and the Assignment of Leases are hereby amended to conform to the terms hereof. Except as amended hereby, the Mortgage and the Assignment of Leases shall remain in full force and effect in accordance with their respective original terms.

5. Mortgagor hereby acknowledges, agrees and reaffirms the Mortgage and the Assignment of Leases, as hereby amended, as security for the Amended Loan and Mortgagor further acknowledges, agrees and reaffirms that the Mortgage and the Assignment of Leases retain priority on the property encumbered thereby as required by the Credit Agreement.

6. This instrument may be executed in counterparts, which when taken together shall constitute one instrument.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective on the date first above written.

MATERIAL SCIENCES CORPORATION, a Delaware corporation

By	/s/ James D. Pawlak
Its	Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary

JPMORGAN CHASE BANK, N.A., a national banking association

By	/s/ Lynne Ciaccia
Its	Vice President

Signature Page to Amendment to Mortgage and Assignment of Rents and Leases

ACKNOWLEDGMENT

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)

I, Donna Lee Petersen, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT James D. Pawlak, being the Vice President and Chief Financial Officer of MATERIAL SCIENCES CORPORATION, a Delaware corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he/she signed and delivered said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 4th day of May, 2011.

/s/ Donna Lee Petersen
Notary Public

My Commission Expires: 11-15-2011

Acknowledgment Page to Amendment to Mortgage and Assignment of Rents and Leases

ACKNOWLEDGMENT

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)

I, Gloria Jones-Tisdale, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Lynne Ciaccia, being the Vice President of JPMORGAN CHASE BANK, N.A., a national banking association, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he/she signed and delivered said instrument as his/her own free and voluntary act and as the free and voluntary act of said national banking association for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 4th day of May, 2011.

/s/ Gloria Jones-Tisdale
Notary Public

My Commission Expires: 9/14/2011

Acknowledgment Page to Amendment to Mortgage and Assignment of Rents and Leases

EXHIBIT A

Legal Description

PARCEL 1:

THE EAST 580.80 FEET OF THE WEST 1286.60 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK UNIT #2 IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THE EAST 145.20 FEET OF THE WEST 1431.80 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK UNIT #2, IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

THE WEST 580.80 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK, UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 24, 1958 IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS, AND FILED IN THE OFFICE OF THE REGISTRAR OF TITLES AS DOCUMENT 1825316, ALL IN COOK COUNTY, ILLINOIS.

PARCEL 4:

LOT 1 IN PRATT-NICHOLAS RESUBDIVISION OF LOT 6 (EXCEPT THE WEST 390 FEET THEREOF) IN CENTEX INDUSTRIAL PARK, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN; AND OF LOT 8 IN CENTEX INDUSTRIAL PARK UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, SAID PRATT-NICHOLAS RESUBDIVISION RECORDED APRIL 30, 1997 AS DOCUMENT 97301251, IN COOK COUNTY, ILLINOIS.

ADDITIONAL PARCEL:

THE EAST 125.00 FEET OF THE WEST 705.80 FEET OF LOT 12 IN CENTEX INDUSTRIAL PARK, UNIT 2, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 24, 1958 IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS, AND FILED IN THE OFFICE OF THE REGISTRAR OF TITLES AS DOCUMENT 1825316, ALL IN COOK COUNTY, ILLINOIS.

Permanent Index Numbers: 08-35-403-011; 08-35-403-012; 08-35-403-013; 08-35-403-071; and 08-35-300-014

Common Address: 2200-2300 East Pratt Boulevard, Elk Grove Village, Illinois